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                                                                      EXHIBIT 23


                         [ERNST & YOUNG LLP LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-35663) for the registration of 1,500,000 shares of common stock of NetMed, Inc. and in the related Prospectus of our report dated March 25, 2000, with respect to the consolidated financial statements of NetMed, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.


/s/ Ernst & Young LLP


Columbus, Ohio
March 29, 2000